FORM NSAR
Q77.O Transactions effected pursuant to Rule 10F3
Fidelity Mt. Vernon Street Trust

Series Number	Fund	Trade Date	Settle Date	Security Name:	Size of Offering:	Aggregate Offering Value	Price:	Shares Purchased	Transaction Value	Underwriter Fidelity Purchased From	Underwriting Members:(1)	Underwriting Members:(2)	Underwriting Members:(3)
3	FID NEW MILLENNIUM FUND	28-Jun-05	5-Jul-05	DSW Inc	14,062,500	$267,187,500	$19.00	3,600	$68,400	LEHMAN BROS INC	Goldman, Sachs & Co.	CIBC World Markets	Johnson Rice & Co L.L.C.